National General Holdings Corp. Reports Second Quarter 2017 Results

NEW YORK, August 7, 2017 (GLOBE NEWSWIRE) - National General Holdings Corp. (NASDAQ:NGHC) today reported a second quarter 2017 net loss of $5.1 million or $0.05 per diluted share, compared to net income of $44.3 million or $0.41 per diluted share in the second quarter of 2016. Second quarter 2017 operating earnings(1) was $11.9 million or $0.11 per diluted share, compared to $46.4 million or $0.43 per diluted share in the second quarter of 2016.

Second Quarter 2017 Highlights Versus Second Quarter 2016*

•
Net written premium grew $242.4 million or 34.7% to $940.8 million, driven by added premiums from the acquisitions of Direct General, Century-National and Standard Property and Casualty Insurance Company, and organic growth within our P&C business of 15.8%, or 23.1% excluding the decline in lender-placed premiums and continued growth of our A&H segment.

•
The overall combined ratio(10,14) was 96.2% compared to 94.0% in the prior year’s quarter, excluding non-cash amortization of intangible assets. The P&C segment reported an increase in combined ratio to 96.8% from 94.2% in the prior year’s quarter, which was impacted by poor results from National General Lender Services, an increase in estimated losses from first quarter West Coast precipitation and hail events recognized in the second quarter and continued investment in our platform. The A&H segment reported a combined ratio of 93.1% compared to 92.9% in the prior year’s quarter.

•
Total revenues grew by $291.1 million or 36.2% to $1,095.7 million, primarily driven by the aforementioned premium growth, service and fee income growth of $37.9 million or 38.1%, and net investment income growth of $2.3 million or 8.5%.

•
Shareholders’ equity was $1.94 billion and fully diluted book value per share was $13.88 at June 30, 2017, growth of 2.4% and 2.7%, respectively, from December 31, 2016. Our trailing twelve month operating return on average equity (ROE)(16) was 8.0% as of June 30, 2017.

•
Second quarter 2017 operating earnings exclude the following material items, net of tax: $5.4 million or $0.05 per share of net loss on investments and $7.6 million or $0.07 per share of non-cash amortization of intangible assets.

•
Second quarter 2017 operating earnings include approximately $16.1 million or $0.09 per share of losses related to an increase in estimated loss from first quarter West Coast precipitation and hail events that were recognized in the second quarter and $19.3 million or $0.11 per share loss impacting equity method investments related to losses recorded based on our proportionate share of investments in certain real estate joint ventures.

Barry Karfunkel, National General’s President and CEO, stated: “The results this quarter were disappointing due to the poor performance from National General Lender Services and weather losses impacting our home product.
Within both our home and auto product lines, we continue to experience tremendous organic growth that is meeting our underwriting return hurdles. We expect the opportunity for profitable growth to continue as we have the scale and underwriting sophistication to compete in a largely fragmented market.

Effective July 1, 2017, we entered into two quota share reinsurance agreements with a group of high quality third-party reinsurance providers, a testament to the value placed on the business that we have built.”

*NOTE: Unless specified otherwise, discussion of our second quarter 2017 and 2016 results do not include financial results from the Reciprocal Exchanges, which are presented within our consolidated financial results within this release but are not included in net income available to NGHC common stockholders.

Overview of Second Quarter 2017 as Compared to Second Quarter 2016

Gross written premium grew 33.8% to $1,035.6 million, net written premium grew 34.7% to $940.8 million, and net earned premium grew 38.8% to $939.5 million. Premium growth was driven by several key factors: underlying organic growth within our P&C segment, continued growth of our A&H segment, and additional premiums from the acquisitions of Direct General, Century-National, and Standard Property and Casualty Insurance Company.

Service and fee income grew 38.1% to $137.6 million, driven by added service and fee income from our recent completed transactions, primarily the Direct General acquisition which contributed an additional $24.4 million in the quarter and additional fees in our A&H segment.

Excluding non-cash amortization of intangible assets, the combined ratio(10,14,15) was 96.2% with a loss ratio(15) of 72.0% and an expense ratio(10,13,15) of 24.2%, compared to a prior year combined ratio of 94.0% with a loss ratio of 67.2% and an expense ratio of 26.8%. In the current year’s quarter, certain costs associated with claims handling were reclassified from general and administrative expenses to loss adjustment expenses when compared with the previous year’s quarter, resulting in an increase in loss and loss adjustment expense ratio and a decrease in expense ratio in corresponding amounts(15).

Underwriting results detailed by each of our business segments are as follows:

•
Property & Casualty - Gross written premium grew by 34.8% to $904.6 million, net written premium grew by 35.3% to $822.5 million, and net earned premium grew by 39.9% to $804.6 million. P&C net written premium growth was driven by several key factors: organic growth of 15.8%, or 23.1% excluding the decline in lender-placed premiums, $77.9 million from the Direct General acquisition, $12.2 million from the Standard Property and Casualty Insurance Company acquisition and $31.1 million from the Century-National acquisition, partially offset by a decrease in our lender-placed premiums. Service and fee income grew 55.5% to $94.5 million, driven by increased premium volume in the quarter and the addition of service and fee income from acquisitions completed during the prior year, particularly Direct General. Excluding non-cash amortization of intangible assets, the combined ratio(10,14) was 96.8% with a loss ratio of 73.6% and an expense ratio(10,13) of 23.2%, versus a prior year combined ratio of 94.2% with a loss ratio of 65.4% and an expense ratio of 28.8%. The loss ratio was impacted by pre-tax catastrophe losses of approximately $16.1 million related to an increase in estimated loss from first quarter West Coast precipitation and hail events that were recognized in the second quarter. In the current year’s quarter, the reclassification of certain costs associated with claims handling from general and administrative expenses to loss adjustment expenses impacted both the loss and expense ratios by identical amounts(15).

•
Accident & Health - Gross written premium grew to $131.0 million, net written premium grew to $118.2 million, and net earned premium grew to $134.9 million, from $102.9 million, $90.4 million, and $101.9 million, respectively, in the prior year’s quarter. The A&H net written premium increase was driven by the continued growth across the entire book. Service and fee income was $43.0 million compared to $38.9 million in the prior year’s quarter. The increase in service and fee income primarily relates to continued growth in our book. Excluding non-cash amortization of intangible assets, the combined ratio(10,14) was 93.1% with a loss ratio of 62.8% and an expense ratio(10,13,15) of 30.3%, versus a prior year combined ratio of 92.9% with a loss ratio of 77.3% and an expense ratio of 15.6%. The improvement in our loss ratio reflects the strong performance across our entire book.

•
Reciprocal Exchanges - Results for the Reciprocal Exchanges are not included in net income available to NGHC common stockholders. Gross written premium was $99.2 million, net written premium was $51.2 million, and net earned premium was $42.3 million. Reciprocal Exchanges combined ratio(10,14,15) excluding non-cash amortization of intangible assets was 114.4% with a loss ratio of 80.0% and an expense ratio(10,13) of 34.4%, which was elevated by weather events recognized in the second quarter.

Investment income grew 8.5% to $29.7 million, reflecting an increase in the size of our investment portfolio as compared to the prior year’s quarter. Second quarter 2017 results included $8.4 million of net investment losses compared to a gain of $3.9 million in the second quarter of 2016. Total investments and cash and cash equivalents were $3.8 billion as of June 30, 2017. Accumulated other comprehensive income increased to $32.9 million at June 30, 2017 from $12.7 million at December 31, 2016.

Interest expense was $11.6 million, up from $8.9 million in the prior year’s quarter due to an increased amount of debt on our balance sheet. Debt was $754.7 million at June 30, 2017, up from $678.7 million at June 30, 2016, as a result of debt assumed from our prior acquisitions.

Earnings (losses) of equity investments (predominantly our investment in Life Settlement Entities and alternative investments) was a $18.9 million loss in the second quarter of 2017 versus a $7.4 million gain in the prior year’s quarter.

The second quarter of 2017 provision for income taxes was $5.7 million and the effective tax rate for the quarter was 20.9% compared with incomes taxes of $14.8 million and an effective tax rate of 26.5% in the second quarter of 2016.

National General Holding Corp.’s shareholders’ equity was $1,939.9 million at June 30, 2017, growth of 2.4% from $1,893.8 million at December 31, 2016. Fully diluted book value per share was $13.88 at June 30, 2017, growth of 2.7% from $13.52 at December 31, 2016. Our trailing twelve month operating return on average equity (ROE)(16) was 8.0% as of June 30, 2017.

Year-to-Date P&C Segment Notable Large Losses
2017 Quarter		P&C Notable Large Losses and LAE ($ millions)	P&C Loss Ratio Points*	EPS Impact After Tax
Q2	Hail event	$7.0	0.9%	$0.04
Q2	Increased Loss Estimate from Q1 West Coast Storms	$9.1	1.1%	$0.05
Q1	West Coast Storms	$8.9	1.2%	$0.05

* Loss ratio points related to P&C net earned premium in quarter the loss event was recorded

Conference Call

On Tuesday, August 8, 2017 at 11:00 AM ET, President and Chief Executive Officer Barry Karfunkel and Chief Financial Officer Mike Weiner will review results and discuss business conditions via a conference call that may be accessed as follows:

Toll-Free U.S. Dial-in:        888-267-2845
International Dial-in:        973-413-6102
Conference Entry Code:        583127
Webcast Registration:        http://ir.nationalgeneral.com/events.cfm

A replay of the conference call will be accessible from 2:00 PM ET on Tuesday, August 8, 2017 to 11:59 PM ET on Tuesday, August 22, 2017 by dialing either 800-332-6854 (toll-free) within the U.S. or 973-528-0005 outside the U.S. and entering passcode 583127. In addition, a replay of the webcast can also be retrieved at
http://ir.nationalgeneral.com/events.cfm.

About National General Holdings Corp.

National General Holdings Corp., headquartered in New York City, is a specialty personal lines insurance holding company. National General traces its roots to 1939, has a financial strength rating of A- (excellent) from A.M. Best, and provides personal and commercial automobile, homeowners, umbrella, recreational vehicle, motorcycle, lender-placed, supplemental health and other niche insurance products.

Forward Looking Statements

This news release contains “forward-looking statements” that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. Forward-looking statements can generally be identified by the use of forward-looking terminology, such as “may,” “will,” “plan,” “expect,” “project,” “intend,” “estimate,” “anticipate” and “believe” or their variations or similar terminology. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those expressed or implied in these statements as a result of significant risks and uncertainties, including, but not limited to, non-receipt of expected payments from insureds or reinsurers, changes in interest rates, a downgrade in the financial strength ratings of our insurance subsidiaries, the effect of the performance of financial markets on our investment portfolio, our ability to accurately underwrite and price our products and to maintain and establish accurate loss reserves, estimates of the fair value of our life settlement contracts, development of claims and the effect on loss reserves, accuracy in projecting loss reserves, the cost and availability of reinsurance coverage, the effects of emerging claim and coverage issues, changes in the demand for our products, our degree of success in integrating acquired businesses, the effect of general economic conditions, state and federal legislation, regulations and regulatory investigations into industry practices, risks associated with conducting business outside the United States, developments relating to existing agreements, disruptions to our business relationships with AmTrust Financial Services, Inc., ACP Re Ltd., Maiden Holdings, Ltd., or third party agencies, breaches in data security or other disruptions involving our technology, heightened competition, changes in pricing environments, and changes in asset valuations. The forward-looking statements contained in this news release are made only as of the date of this release. The Company undertakes no obligation to publicly update any forward-looking statement except as may be required by law. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected is contained in the Company’s filings with the Securities and Exchange Commission.

Income Statement - Second Quarter
$ in thousands
(Unaudited)

	Three Months Ended June 30,
	2017				2016
	NGHC	Reciprocal Exchanges	Consolidated		NGHC	Reciprocal Exchanges	Consolidated
Revenues:
Gross written premium	$1,035,552	$99,157	$1,133,909	(A)	$774,048	$77,170	$850,507	(H)
Net written premium	940,757	51,243	992,000		698,319	39,130	737,449
Net earned premium	939,495	42,256	981,751		676,912	36,028	712,940

Ceding commission income (loss)	3,399	18,109	21,508		(3,205)	14,909	11,704
Service and fee income	137,562	1,494	125,176	(B)	99,629	1,195	90,017	(I)
Net investment income	29,680	2,147	29,446	(C)	27,361	2,248	27,528	(J)
Net gain (loss) on investments	(8,362)	6,187	(2,175)		3,854	141	3,995
Other income (expense)	(6,098)	—	(6,098)		—	—	—
Total revenues	$1,095,676	$70,193	$1,149,608	(D)	$804,551	$54,521	$846,184	(K)

Expenses:
Loss and loss adjustment expense	$676,587	$33,820	$710,407		$454,622	$17,736	$472,358
Acquisition costs and other underwriting expenses	173,255	15,540	188,795		108,387	493	108,874	(L)
General and administrative expenses	206,865	18,509	211,494	(E)	176,660	25,261	191,120	(M)
Interest expense	11,550	2,381	11,550	(F)	8,939	2,081	8,939	(N)
Total expenses	$1,068,257	$70,250	$1,122,246	(G)	$748,608	$45,571	$781,291	(O)

Income (loss) before provision (benefit) for income taxes and earnings (losses) of equity method investments	$27,419	$(57)	$27,362		$55,943	$8,950	$64,893
Provision (benefit) for income taxes	5,740	72	5,812		14,825	(274)	14,551
Income (loss) before earnings (losses) of equity method investments	21,679	(129)	21,550		41,118	9,224	50,342
Earnings (losses) of equity method investments	(18,915)	—	(18,915)		7,356	—	7,356
Net income (loss) before non-controlling interest and dividends on preferred shares	2,764	(129)	2,635		48,474	9,224	57,698
Less: net income (loss) attributable to non-controlling interest	(30)	(129)	(159)		4	9,224	9,228
Net income before dividends on preferred shares	2,794	—	2,794		48,470	—	48,470
Less: dividends on preferred shares	7,875	—	7,875		4,125	—	4,125
Net income (loss) available to common stockholders	$(5,081)	$—	$(5,081)		$44,345	$—	$44,345

NOTES:
Consolidated column includes eliminations as follows: (A) $(800), (B) $(13,880), (C) $(2,381), (D) $(16,261), (E) $(13,880), (F) $(2,381), (G) $(16,261), (H) $(711), (I) $(10,807), (J) $(2,081), (K) $(12,888), (L) $(6), (M) $(10,801), (N) $(2,081) and (O) $(12,888).

Income Statement - Year to Date
$ in thousands
(Unaudited)

	Six Months Ended June 30,
	2017				2016 (1)
	NGHC	Reciprocal Exchanges	Consolidated		NGHC	Reciprocal Exchanges	Consolidated
Revenues:
Gross written premium	$2,209,206	$181,373	$2,388,978	(A)	$1,590,242	$77,170	$1,666,701	(H)
Net written premium	2,025,795	92,944	2,118,739		1,442,906	39,130	1,482,036
Net earned premium	1,820,634	81,288	1,901,922		1,331,832	36,028	1,367,860

Ceding commission income (loss)	6,146	35,356	41,502		(5,100)	14,909	9,809
Service and fee income	273,425	3,574	251,118	(B)	196,573	1,195	186,961	(I)
Net investment income	55,449	5,031	55,836	(C)	49,031	2,248	49,198	(J)
Net gain (loss) on investments	(7,874)	6,187	(1,687)		8,172	141	8,313
Other income (expense)	3,703	—	3,703		—	—	—
Total revenues	$2,151,483	$131,436	$2,252,394	(D)	$1,580,508	$54,521	$1,622,141	(K)

Expenses:
Loss and loss adjustment expense	$1,264,812	$61,920	$1,326,732		$863,672	$17,736	$881,408
Acquisition costs and other underwriting expenses	334,376	29,720	364,096		221,286	493	221,773	(L)
General and administrative expenses	448,948	43,612	466,679	(E)	353,287	25,261	367,747	(M)
Interest expense	23,095	4,644	23,095	(F)	18,080	2,081	18,080	(N)
Total expenses	$2,071,231	$139,896	$2,180,602	(G)	$1,456,325	$45,571	$1,489,008	(O)

Income (loss) before provision (benefit) for income taxes and earnings (losses) of equity method investments	$80,252	$(8,460)	$71,792		$124,183	$8,950	$133,133
Provision (benefit) for income taxes	21,506	(2,176)	19,330		32,908	(274)	32,634
Income (loss) before earnings (losses) of equity method investments	58,746	(6,284)	52,462		91,275	9,224	100,499
Earnings (losses) of equity method investments	(13,961)	—	(13,961)		14,038	—	14,038
Net income (loss) before non-controlling interest and dividends on preferred shares	44,785	(6,284)	38,501		105,313	9,224	114,537
Less: net income (loss) attributable to non-controlling interest	—	(6,284)	(6,284)		16	9,224	9,240
Net income before dividends on preferred shares	44,785	—	44,785		105,297	—	105,297
Less: dividends on preferred shares	15,750	—	15,750		8,250	—	8,250
Net income available to common stockholders	$29,035	$—	$29,035		$97,047	$—	$97,047

NOTES:
(1) The Reciprocal Exchanges did not meet the criteria for consolidation under GAAP for the Three Months Ended March 31, 2016.

Consolidated column includes eliminations as follows: (A) $(1,601), (B) $(25,881), (C) $(4,644), (D) $(30,525), (E) $(25,881), (F) $(4,644), (G) $(30,525), (H) $(711), (I) $(10,807), (J) $(2,081), (K) $(12,888), (L) $(6), (M) $(10,801), (N) $(2,081) and (O) $(12,888).

Earnings and Per Share Data
$ in thousands, except shares and per share data
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net income (loss) available to common stockholders	$(5,081)	$44,345	$29,035	$97,047
Basic net income (loss) per common share	$(0.05)	$0.42	$0.27	$0.92
Diluted net income (loss) per common share	$(0.05)	$0.41	$0.27	$0.90

Operating earnings attributable to NGHC(1)	$11,864	$46,416	$53,149	$100,150
Basic operating earnings per common share(1)	$0.11	$0.44	$0.50	$0.95
Diluted operating earnings per common share(1)	$0.11	$0.43	$0.49	$0.93

Dividends declared per common share	$0.04	$0.03	$0.08	$0.06

Weighted average number of basic shares outstanding	106,560,000	105,803,802	106,514,396	105,700,682
Weighted average number of diluted shares outstanding	109,447,812	108,197,897	109,364,273	107,987,406
Shares outstanding, end of period	106,607,110	105,932,281	106,607,110	105,932,281
Fully diluted shares outstanding, end of period	109,507,711	108,326,376	109,507,711	108,219,006

Book value per share	$14.26	$13.75	$14.26	$13.75
Fully diluted book value per share	$13.88	$13.45	$13.88	$13.46

Reconciliation of Net Income to Operating Earnings (Non-GAAP)
$ in thousands, except per share data
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Net income (loss) available to common stockholders	$(5,081)	$44,345	$29,035	$97,047
Add (subtract):
Net (gain) loss on investments	8,362	(3,854)	7,874	(8,172)
Bargain purchase gain	6,098	—	(3,703)	—
Equity in (earnings) losses of unconsolidated subsidiaries (other than LSC investment and certain Real Estate investments)	(82)	(148)	(100)	13
Non-cash amortization of intangible assets	11,690	7,188	33,027	12,852
Income tax at 35%	(9,123)	(1,115)	(12,984)	(1,590)
Operating earnings attributable to NGHC (1)	$11,864	$46,416	$53,149	$100,150

Operating earnings per common share:
Basic operating earnings per common share	$0.11	$0.44	$0.50	$0.95
Diluted operating earnings per common share	$0.11	$0.43	$0.49	$0.93

Balance Sheet
$ in thousands

	June 30, 2017 (unaudited)				December 31, 2016 (audited)
ASSETS	NGHC	Reciprocal Exchanges	Consolidated		NGHC	Reciprocal Exchanges	Consolidated
Total investments (2)	$3,606,723	$389,017	$3,906,659	(A)	$3,456,112	$306,345	$3,673,449	(J)
Cash and cash equivalents	237,815	4,023	241,838		212,894	7,405	220,299
Premiums and other receivables, net	1,284,584	48,911	1,332,694	(B)	1,044,272	47,198	1,090,669	(K)
Reinsurance recoverable (3)	900,456	68,625	969,081		892,264	55,972	948,236
Intangible assets, net	406,880	3,775	410,655		456,695	11,025	467,720
Goodwill	189,587	—	189,587		155,290	—	155,290
Other (4)	639,600	107,987	736,618	(C)	621,679	89,764	689,318	(L)
Total assets	$7,265,645	$622,338	$7,787,132	(D)	$6,839,206	$517,709	$7,244,981	(M)
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Unpaid loss and loss adjustment expense reserves	$2,220,251	$139,905	$2,360,156		$2,127,997	$137,075	$2,265,072
Unearned premiums	1,698,598	182,874	1,881,472		1,472,299	163,326	1,635,625
Reinsurance payable (5)	101,510	27,317	128,026	(E)	78,949	20,662	98,810	(N)
Accounts payable and accrued expenses (6)	397,164	81,855	468,050	(F)	330,210	13,179	336,991	(O)
Debt	754,736	89,081	754,736	(G)	752,001	89,008	752,001	(P)
Other	153,485	78,239	231,724		183,921	62,784	230,978	(Q)
Total liabilities	$5,325,744	$599,271	$5,824,164	(H)	$4,945,377	$486,034	$5,319,477	(R)
Stockholders’ equity:
Common stock (7)	$1,066	$—	$1,066		$1,064	$—	$1,064
Preferred stock (8)	420,000	—	420,000		420,000	—	420,000
Additional paid-in capital	920,310	—	920,310		914,706	—	914,706
Accumulated other comprehensive income	32,876	—	32,876		12,710	—	12,710
Retained earnings	565,649	—	565,649		545,106	—	545,106
Total National General Holdings Corp. stockholders’ equity	1,939,901	—	1,939,901		1,893,586	—	1,893,586
Non-controlling interest	—	23,067	23,067		243	31,675	31,918
Total stockholders’ equity	$1,939,901	$23,067	$1,962,968		$1,893,829	$31,675	$1,925,504
Total liabilities and stockholders’ equity	$7,265,645	$622,338	$7,787,132	(I)	$6,839,206	$517,709	$7,244,981	(S)

NOTES:
Consolidated column includes eliminations as follows: (A) $(89,081), (B) $(801), (C) $(10,969), (D) $(100,851), (E) $(801), (F) $(10,969), (G) $(89,081), (H) $(100,851), (I) $(100,851), (J) $(89,008), (K) $(801), (L) $(22,125), (M) $(111,934), (N) $(801), (O) $(6,398), (P) $(89,008), (Q) $(15,727), (R) $(111,934) and (S) $(111,934).

Segment Information - Second Quarter
$ in thousands
(Unaudited)

	Three Months Ended June 30,
	2017				2016
	P&C	A&H	NGHC	Reciprocal Exchanges	P&C	A&H	NGHC	Reciprocal Exchanges
Gross written premium	$904,578	$130,974	$1,035,552	$99,157	$671,157	$102,891	$774,048	$77,170
Net written premium	822,508	118,249	940,757	51,243	607,942	90,377	698,319	39,130
Net earned premium	804,643	134,852	939,495	42,256	575,002	101,910	676,912	36,028

Ceding commission income (loss)	3,128	271	3,399	18,109	(3,564)	359	(3,205)	14,909
Service and fee income	94,519	43,043	137,562	1,494	60,773	38,856	99,629	1,195
Total underwriting revenues	$902,290	$178,166	$1,080,456	$61,859	$632,211	$141,125	$773,336	$52,132

Loss and loss adjustment expense	591,844	84,743	676,587	33,820	375,893	78,729	454,622	17,736
Acquisition costs and other	126,496	46,759	173,255	15,540	81,291	27,096	108,387	493
General and administrative	168,023	38,842	206,865	18,509	147,113	29,547	176,660	25,261
Total underwriting expenses	$886,363	$170,344	$1,056,707	$67,869	$604,297	$135,372	$739,669	$43,490

Underwriting income (loss)	15,927	7,822	23,749	(6,010)	27,914	5,753	33,667	8,642
Non-cash amortization of intangible assets	10,278	1,412	11,690	(91)	5,628	1,560	7,188	6,726
Underwriting income (loss) before amortization and impairment	$26,205	$9,234	$35,439	$(6,101)	$33,542	$7,313	$40,855	$15,368

Underwriting ratios
Loss and loss adjustment expense ratio (9)	73.6%	62.8%	72.0%	80.0%	65.4%	77.3%	67.2%	49.2%
Operating expense ratio (Non-GAAP) (10,11)	24.5%	31.4%	25.5%	34.2%	29.8%	17.1%	27.9%	26.8%
Combined ratio (Non-GAAP) (10,12)	98.1%	94.2%	97.5%	114.2%	95.2%	94.4%	95.1%	76.0%

Underwriting ratios (before amortization and impairment)
Loss and loss adjustment expense ratio (9)	73.6%	62.8%	72.0%	80.0%	65.4%	77.3%	67.2%	49.2%
Operating expense ratio (Non-GAAP) (10,13)	23.2%	30.3%	24.2%	34.4%	28.8%	15.6%	26.8%	8.1%
Combined ratio before amortization and impairment (Non-GAAP) (10,14)	96.8%	93.1%	96.2%	114.4%	94.2%	92.9%	94.0%	57.3%

Note: Loss and loss adjustment expenses for the three months ended June 30, 2017 included $6,570 of unfavorable development on prior accident year loss and loss adjustment expense reserves in the P&C segment, and $4,524 of favorable development in the A&H segment, versus $6,756 of favorable development in the P&C segment, and $4,350 of unfavorable development in the A&H segment for the three months ended June 30, 2016.

Segment Information - Year to Date
$ in thousands
(Unaudited)

	Six Months Ended June 30,
	2017				2016
	P&C	A&H	NGHC	Reciprocal Exchanges	P&C	A&H	NGHC	Reciprocal Exchanges (1)
Gross written premium	$1,886,277	$322,929	$2,209,206	$181,373	$1,332,494	$257,748	$1,590,242	$77,170
Net written premium	1,726,432	299,363	2,025,795	92,944	1,208,716	234,190	1,442,906	39,130
Net earned premium	1,556,856	263,778	1,820,634	81,288	1,129,050	202,782	1,331,832	36,028

Ceding commission income (loss)	5,588	558	6,146	35,356	(5,828)	728	(5,100)	14,909
Service and fee income	198,109	75,316	273,425	3,574	124,261	72,312	196,573	1,195
Total underwriting revenues	$1,760,553	$339,652	$2,100,205	$120,218	$1,247,483	$275,822	$1,523,305	$52,132

Loss and loss adjustment expense	1,113,178	151,634	1,264,812	61,920	708,552	155,120	863,672	17,736
Acquisition costs and other	256,127	78,249	334,376	29,720	172,950	48,336	221,286	493
General and administrative	364,893	84,055	448,948	43,612	291,807	61,480	353,287	25,261
Total underwriting expenses	$1,734,198	$313,938	$2,048,136	$135,252	$1,173,309	$264,936	$1,438,245	$43,490

Underwriting income (loss)	26,355	25,714	52,069	(15,034)	74,174	10,886	85,060	8,642
Non-cash amortization of intangible assets	30,012	3,015	33,027	6,978	9,475	3,377	12,852	6,726
Underwriting income (loss) before amortization and impairment	$56,367	$28,729	$85,096	$(8,056)	$83,649	$14,263	$97,912	$15,368

Underwriting ratios
Loss and loss adjustment expense ratio (9)	71.5%	57.5%	69.5%	76.2%	62.8%	76.5%	64.8%	49.2%
Operating expense ratio (Non-GAAP) (10,11)	26.8%	32.8%	27.7%	42.3%	30.7%	18.1%	28.8%	26.8%
Combined ratio (Non-GAAP) (10,12)	98.3%	90.3%	97.2%	118.5%	93.5%	94.6%	93.6%	76.0%

Underwriting ratios (before amortization and impairment)
Loss and loss adjustment expense ratio (9)	71.5%	57.5%	69.5%	76.2%	62.8%	76.5%	64.8%	49.2%
Operating expense ratio (Non-GAAP) (10,13)	24.9%	31.6%	25.9%	33.7%	29.8%	16.5%	27.8%	8.1%
Combined ratio before amortization and impairment (Non-GAAP) (10,14)	96.4%	89.1%	95.4%	109.9%	92.6%	93.0%	92.6%	57.3%

Note: (1) Reciprocal Exchanges' column for the six months ended June 30, 2016 excludes its operating results from January 1, 2016 to March 31, 2016.
Loss and loss adjustment expenses for the six months ended June 30, 2017 included $2,216 of unfavorable development on prior accident year loss and loss adjustment expense reserves in the P&C segment, and $12,844 of favorable development in the A&H segment, versus $7,334 of favorable development in the P&C segment, and $3,584 of unfavorable development in the A&H segment for the six months ended June 30, 2016.

Reconciliation of Operating Expense Ratio (Non-GAAP)
$ in thousands
(Unaudited)

	Three Months Ended June 30,
	2017				2016
	P&C	A&H	NGHC	Reciprocal Exchanges	P&C	A&H	NGHC	Reciprocal Exchanges
Total underwriting expenses	$886,363	$170,344	$1,056,707	$67,869	$604,297	$135,372	$739,669	$43,490
Less: Loss and loss adjustment expense	591,844	84,743	676,587	33,820	375,893	78,729	454,622	17,736
Less: Ceding commission income (loss)	3,128	271	3,399	18,109	(3,564)	359	(3,205)	14,909
Less: Service and fee income	94,519	43,043	137,562	1,494	60,773	38,856	99,629	1,195
Operating expense	196,872	42,287	239,159	14,446	171,195	17,428	188,623	9,650
Net earned premium	$804,643	$134,852	$939,495	$42,256	$575,002	$101,910	$676,912	$36,028
Operating expense ratio (Non-GAAP)	24.5%	31.4%	25.5%	34.2%	29.8%	17.1%	27.9%	26.8%

Total underwriting expenses	$886,363	$170,344	$1,056,707	$67,869	$604,297	$135,372	$739,669	$43,490
Less: Loss and loss adjustment expense	591,844	84,743	676,587	33,820	375,893	78,729	454,622	17,736
Less: Ceding commission income (loss)	3,128	271	3,399	18,109	(3,564)	359	(3,205)	14,909
Less: Service and fee income	94,519	43,043	137,562	1,494	60,773	38,856	99,629	1,195
Less: Non-cash amortization of intangible assets	10,278	1,412	11,690	(91)	5,628	1,560	7,188	6,726
Operating expense before amortization and impairment	186,594	40,875	227,469	14,537	165,567	15,868	181,435	2,924
Net earned premium	$804,643	$134,852	$939,495	$42,256	$575,002	$101,910	$676,912	$36,028
Operating expense ratio before amortization and impairment (Non-GAAP)	23.2%	30.3%	24.2%	34.4%	28.8%	15.6%	26.8%	8.1%

Reconciliation of Operating Expense Ratio (Non-GAAP)
$ in thousands
(Unaudited)

	Six Months Ended June 30,
	2017				2016
	P&C	A&H	NGHC	Reciprocal Exchanges	P&C	A&H	NGHC	Reciprocal Exchanges
Total underwriting expenses	$1,734,198	$313,938	$2,048,136	$135,252	$1,173,309	$264,936	$1,438,245	$43,490
Less: Loss and loss adjustment expense	1,113,178	151,634	1,264,812	61,920	708,552	155,120	863,672	17,736
Less: Ceding commission income (loss)	5,588	558	6,146	35,356	(5,828)	728	(5,100)	14,909
Less: Service and fee income	198,109	75,316	273,425	3,574	124,261	72,312	196,573	1,195
Operating expense	417,323	86,430	503,753	34,402	346,324	36,776	383,100	9,650
Net earned premium	$1,556,856	$263,778	$1,820,634	$81,288	$1,129,050	$202,782	$1,331,832	$36,028
Operating expense ratio (Non-GAAP)	26.8%	32.8%	27.7%	42.3%	30.7%	18.1%	28.8%	26.8%

Total underwriting expenses	$1,734,198	$313,938	$2,048,136	$135,252	$1,173,309	$264,936	$1,438,245	$43,490
Less: Loss and loss adjustment expense	1,113,178	151,634	1,264,812	61,920	708,552	155,120	863,672	17,736
Less: Ceding commission income (loss)	5,588	558	6,146	35,356	(5,828)	728	(5,100)	14,909
Less: Service and fee income	198,109	75,316	273,425	3,574	124,261	72,312	196,573	1,195
Less: Non-cash amortization of intangible assets	30,012	3,015	33,027	6,978	9,475	3,377	12,852	6,726
Operating expense before amortization and impairment	387,311	83,415	470,726	27,424	336,849	33,399	370,248	2,924
Net earned premium	$1,556,856	$263,778	$1,820,634	$81,288	$1,129,050	$202,782	$1,331,832	$36,028
Operating expense ratio before amortization and impairment (Non-GAAP)	24.9%	31.6%	25.9%	33.7%	29.8%	16.5%	27.8%	8.1%

Premiums by Business Line
$ in thousands
(Unaudited)

	Three Months Ended June 30,
	Gross Written Premium			Net Written Premium			Net Earned Premium
	2017	2016	Change	2017	2016	Change	2017	2016	Change
Property & Casualty
Personal Auto	$514,990	$338,095	52.3%	$471,372	$297,281	58.6%	$495,225	$290,829	70.3%
Homeowners	151,984	100,717	50.9%	131,926	90,559	45.7%	110,570	81,556	35.6%
RV/Packaged	52,598	46,693	12.6%	52,190	46,421	12.4%	43,314	39,015	11.0%
Small Business Auto	80,890	68,366	18.3%	72,864	62,948	15.8%	70,324	51,470	36.6%
Lender-placed insurance	90,374	108,190	(16.5)%	86,525	105,385	(17.9)%	79,201	108,519	(27.0)%
Other	13,742	9,096	51.1%	7,631	5,348	42.7%	6,009	3,613	66.3%
Property & Casualty	904,578	671,157	34.8%	822,508	607,942	35.3%	804,643	575,002	39.9%

Accident & Health	130,974	102,891	27.3%	118,249	90,377	30.8%	134,852	101,910	32.3%
Total National General	$1,035,552	$774,048	33.8%	$940,757	$698,319	34.7%	$939,495	$676,912	38.8%

Reciprocal Exchanges
Personal Auto	$35,221	$23,121	52.3%	$21,601	$13,453	60.6%	$17,239	$12,980	32.8%
Homeowners	63,049	51,636	22.1%	29,174	23,535	24.0%	24,613	19,604	25.6%
Other	887	2,413	(63.2)%	468	2,142	(78.2)%	404	3,444	(88.3)%
Reciprocal Exchanges	$99,157	$77,170	28.5%	$51,243	$39,130	31.0%	$42,256	$36,028	17.3%

Consolidated Total (A)	$1,133,909	$850,507	33.3%	$992,000	$737,449	34.5%	$981,751	$712,940	37.7%

NOTES:
(A) Consolidated Total includes eliminations between National General and the Reciprocal Exchanges of $(287) in Personal Auto and $(513) in Homeowners Gross Written Premium in 2017, respectively, and $(220) in Personal Auto and $(491) in Homeowners Gross Written Premium in 2016, respectively.

Premiums by Business Line
$ in thousands
(Unaudited)

	Six Months Ended June 30,
	Gross Written Premium			Net Written Premium			Net Earned Premium
	2017	2016	Change	2017	2016	Change	2017	2016	Change
Property & Casualty
Personal Auto	$1,162,171	$723,293	60.7%	$1,068,251	$632,607	68.9%	$949,640	$562,826	68.7%
Homeowners	266,709	171,018	56.0%	236,471	156,435	51.2%	214,699	155,995	37.6%
RV/Packaged	97,352	86,296	12.8%	96,709	85,877	12.6%	83,964	76,534	9.7%
Small Business Auto	167,266	118,517	41.1%	152,072	107,941	40.9%	133,565	95,314	40.1%
Lender-placed insurance	166,644	220,187	(24.3)%	159,357	217,382	(26.7)%	162,942	231,325	(29.6)%
Other	26,135	13,183	98.2%	13,572	8,474	60.2%	12,046	7,056	70.7%
Property & Casualty	1,886,277	1,332,494	41.6%	1,726,432	1,208,716	42.8%	1,556,856	1,129,050	37.9%

Accident & Health	322,929	257,748	25.3%	299,363	234,190	27.8%	263,778	202,782	30.1%
Total National General	$2,209,206	$1,590,242	38.9%	$2,025,795	$1,442,906	40.4%	$1,820,634	$1,331,832	36.7%

Reciprocal Exchanges
Personal Auto	$63,380	$23,121	NA	$38,707	$13,453	NA	$33,356	$12,980	NA
Homeowners	116,376	51,636	NA	53,390	23,535	NA	47,151	19,604	NA
Other	1,617	2,413	NA	847	2,142	NA	781	3,444	NA
Reciprocal Exchanges (A)	$181,373	$77,170	NA	$92,944	$39,130	NA	$81,288	$36,028	NA

Consolidated Total (B)	$2,388,978	$1,666,701	43.3%	$2,118,739	$1,482,036	43.0%	$1,901,922	$1,367,860	39.0%

NOTES:
(A) The Reciprocal Exchanges did not meet the criteria for consolidation under GAAP for the Three Months Ended March 31, 2016.
(B) Consolidated Total includes eliminations between National General and the Reciprocal Exchanges of $(564) in Personal Auto and $(1,037) in Homeowners Gross Written Premium in 2017, respectively, and $(220) in Personal Auto and $(491) in Homeowners Gross Written Premium in 2016, respectively.

Additional Disclosures

(1) References to operating earnings and basic and diluted operating earnings per share (“EPS”) are non-GAAP financial measures defined by the Company as net income/loss and basic and diluted earnings per share excluding after-tax net gain or loss on investments (including foreign exchange gain or loss), other-than-temporary impairment losses, bargain purchase gains, earnings of operating equity method investments (800 Superior, LLC and 4455 LBJ Freeway, LLC), non-cash impairment of goodwill and non-cash amortization of intangible assets. The Company believes operating earnings and basic and diluted operating EPS are relevant measures of the Company’s profitability because operating earnings and basic and diluted operating EPS contain the components of net income upon which the Company’s management has the most influence and excludes factors outside management’s direct control and non-recurring items. Other companies may calculate these measures differently, and therefore, their measures may not be comparable to those used by National General. Please see the Non-GAAP Financial Measures table within this release for the reconciliation of these non-GAAP measures to the most directly comparable GAAP measure.
(2) Total investments includes $400,064 and $390,688 in related parties at June 30, 2017 and December 31, 2016, respectively.
(3) Reinsurance recoverable includes $38,750 and $37,046 from related parties at June 30, 2017 and December 31, 2016, respectively.
(4) Other includes $2,320 and $1,298 from related parties at June 30, 2017 and December 31, 2016, respectively.
(5) Reinsurance payable includes $33,476 and $33,419 due to related parties at June 30, 2017 and December 31, 2016, respectively.
(6) Accounts payable and accrued expenses includes $34,857 and $29,271 to related parties at June 30, 2017 and December 31, 2016, respectively.
(7) Common stock: $0.01 par value - authorized 150,000,000 shares, issued and outstanding 106,607,110 shares - June 30, 2017; authorized 150,000,000 shares, issued and outstanding 106,428,092 shares - December 31, 2016.
(8) Preferred stock: $0.01 par value - authorized 10,000,000 shares, issued and outstanding 2,565,000 shares - June 30, 2017; authorized 10,000,000 shares, issued and outstanding 2,565,000 shares - December 31, 2016.
(9) Loss and loss adjustment expense ratio is calculated by dividing loss and loss adjustment expense by net earned premium.
(10) Operating expense ratio and combined ratio are considered non-GAAP financial measures under applicable SEC rules because a component of those ratios, operating expense, is calculated by offsetting acquisition and other underwriting costs and general and administrative expenses by ceding commission income and service and fee income. Management uses operating expense ratio (non-GAAP) and combined ratio (non-GAAP) to evaluate financial performance against historical results and establish targets on a consolidated basis. The Company believes this presentation enhances the understanding of our results by eliminating what we believe are volatile and unusual events and presenting the ratios with what we believe are the underlying run rates of the business. Other companies may calculate these measures differently, and, therefore, their measures may not be comparable to those used by National General. Please see the Non-GAAP Financial Measures table within this release for the reconciliation of these non-GAAP measures to the most directly comparable GAAP measure.
(11) Operating expense ratio is a non-GAAP measure defined by the Company, that is commonly used in the insurance industry. The Company calculates the ratio by dividing operating expense by net earned premium. Operating expense consists of the sum of acquisition and other underwriting costs and general and administrative expenses less ceding commission income and service and fee income. The ratio is used as an indicator of the Company’s efficiency in acquiring and servicing its business. Other companies may calculate these measures differently, and therefore, their measures may not be comparable to those used by National General. Please see the Non-GAAP Financial Measures table within this release for the reconciliation of these non-GAAP measures to the most directly comparable GAAP measure.
(12) Combined ratio is a non-GAAP measure defined by the Company, that is commonly used in the insurance industry. The Company calculates the ratio by adding the loss and loss adjustment expense ratio and the operating expense ratio (non-GAAP) together. The ratio is used as an indicator of the Company’s underwriting discipline, efficiency in acquiring and servicing its business, and overall underwriting profit. A combined ratio under 100% generally indicates an underwriting profit, while over 100% an underwriting loss. Other companies may calculate these measures differently, and therefore, their measures may not be comparable to those used by National General.

(13) Operating expense ratio before amortization and impairment is a non-GAAP measure defined by the Company, that is commonly used in the insurance industry. The Company calculates the ratio by dividing the operating expense before amortization and impairment by net earned premium. Operating expense before amortization and impairment consists of the sum of acquisition and other underwriting costs and general and administrative expenses less ceding commission income and service and fee income less non-cash amortization of intangible assets and non-cash impairment of goodwill. The ratio is used as an indicator of the Company’s efficiency in acquiring and servicing its business. Other companies may calculate these measures differently, and therefore, their measures may not be comparable to those used by National General. Please see the Non-GAAP Financial Measures table within this release for the reconciliation of these non-GAAP measures to the most directly comparable GAAP measure.
(14) Combined ratio before amortization and impairment is a non-GAAP measure defined by the Company, that is commonly used in the insurance industry. The Company calculates the ratio by adding the loss and loss adjustment expense ratio and the operating expense ratio before amortization and impairment (non-GAAP) together. The ratio is used as an indicator of the Company’s underwriting discipline, efficiency in acquiring and servicing its business, and overall underwriting profit. A combined ratio under 100% generally indicates an underwriting profit, while over 100% an underwriting loss. Other companies may calculate these measures differently, and therefore, their measures may not be comparable to those used by National General. Please see the Non-GAAP Financial Measures table within this release for the reconciliation of these non-GAAP measures to the most directly comparable GAAP measure.
(15) In the current year’s quarter, certain costs associated with claims handling were prospectively reclassified from general and administrative expenses to loss adjustment expenses. In the year-ago quarter, the corresponding change to the Property and Casualty segment would have been $26.1 million, negligible in the Accident and Health segment and $3.9 million in the Reciprocal Exchange.
(16) Trailing twelve month operating return on average equity is the ratio of the previous twelve months operating earnings to average shareholders’ equity for the periods presented. Average shareholders’ equity is the sum of the shareholders’ equity excluding preferred stock at the beginning and end of the period presented divided by two. In the opinion of the Company’s management this ratio is an important indicator of how well management creates value for its shareholders through its operating activities and capital management. Other companies may calculate these measures differently, and therefore, their measures may not be comparable to those used by National General. Please see the Non-GAAP Financial Measures table within this release for the reconciliation of net income to operating earnings, which is the Non-GAAP component of the operating return on average equity.

Investor Contact

Christine Worley
Director of Investor Relations
Phone: 212-380-9462
Email: Christine.Worley@NGIC.com